SCHEDULE FOR COMPUTATION OF PERFORMANCE DATA

                               AETNA INCOME SHARES


                            TOTAL RETURN CALCULATION
                     One Year Period Ended December 31, 1996


                                                    n
Formula                                      P (1+T)   =   ERV


Initial Investment                       10,000.00     =        P
Ending Redeemable Value                  10,359.34     =        ERV
One Year Period Ended 12/31/96                1        =        n

TOTAL RETURN FOR THE PERIOD                    3.59%   =        T


                            TOTAL RETURN CALCULATION
                    Five Year Period Ended December 31, 1996

                                                    n
Formula                                      P (1+T)   =   ERV


Initial Investment                       10,000.00     =        P
Ending Redeemable Value                  13,872.35     =        ERV
Five Year Period Ended 12/31/96               5        =        n

TOTAL RETURN FOR THE PERIOD                   6.77%    =        T


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                            TOTAL RETURN CALCULATION
                     Ten Year Period Ended December 31, 1996


                                                    n
Formula                                      P (1+T)   =   ERV


Initial Investment                       10,000.00     =        P
Ending Redeemable Value                  23,306.02     =        ERV
Ten Year Period Ended 12/31/96               10        =        n

TOTAL RETURN FOR THE PERIOD                   8.83%    =        T